EXHIBIT 24.1

INDEPENDENT BANK CORPORATION

POWER OF ATTORNEY

The undersigned, an officer or director, or both an officer and director of Independent Bank Corporation, a Michigan corporation, which has filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 in connection with the registration of the sale of the Company’s common shares, $1.00 par value per share, that may be issued from time to time, hereby constitutes and appoints Robert N. Shuster, Michael M. Magee, Jr., and James J. Twarozynski, and each of them, as attorney for the undersigned, with full power of substitution and re-substitution for and in the name, place and stead of the undersigned, to sign and file any and all amendments to the Registration Statement, including post-effective amendments, and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of January 29, 2010.

Signature	Capacity	Date

/s/ Robert N. Shuster Robert N. Shuster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 29, 2010

/s/ Michael M. Magee, Jr. Michael M. Magee, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	January 29, 2010

James J. Twarozynski	Senior Vice President and Controller (Principal Accounting Officer)	January 29, 2010

/s/ Donna J. Banks Donna J. Banks	Director	January 29, 2010

/s/ Jeffrey A. Bratsburg Jeffrey A. Bratsburg	Director	January 29, 2010

/s/ Stephen L. Gulis, Jr. Stephen L. Gulis, Jr.	Director	January 29, 2010

/s/ Terry L. Haske Terry L. Haske	Director	January 29, 2010

/s/ Robert L. Hetzler Robert L. Hetzler	Director	January 29, 2010

/s/ Clarke B. Maxson Clarke B. Maxson	Director	January 29, 2010

/s/ James E. McCarty James E. McCarty	Director	January 29, 2010

/s/ Charles A. Palmer Charles A. Palmer	Director	January 29, 2010

/s/ Charles C. Van Loan Charles C. Van Loan	Director	January 29, 2010